UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 30, 2009

SPANSION INC.

(Exact name of registrant as specified in its charter)

State of Delaware	0-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices, including zip code)

(408) 962-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Spansion Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Form 8-K, originally filed with the Securities and Exchange Commission (“SEC”) on February 5, 2008 (the “Original Filing”), to disclose the compensation arrangements entered into with John H. Kispert, the Company’s President and Chief Executive Officer and to file Mr. Kispert’s employment offer letter as an exhibit. The disclosure under Item 5.02 of the Original Filing is hereby amended to include the disclosure under Item 5.02 of this Amendment No. 1. The disclosure under Item 9.01 of the Original Filing is hereby replaced in its entirety by the disclosure under Item 9.01 of this Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2009, Mr. Kispert entered into an employment offer letter (the “Offer Letter”) with the Company, pursuant to which he is entitled to compensation of $75,000 per month. The Company will pay Mr. Kispert a nonrefundable advance of four months salary. In addition, Mr. Kispert is entitled to a bonus of $1.75 million upon the first to occur of either of the following transactions (each a “Transaction”):

(i) A merger or consolidation of the Company with any other corporation which constitutes a change in ownership of the securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding securities, other than a merger or consolidation which would result in holders of pre-transaction debts of the Company generally holding at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(ii) The sale, lease or other disposition by the Company of all or substantially all the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than eighty-five percent (85%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions;

provided, however, that the payment of such bonus is subject to certain additional conditions as set forth in the Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Kispert may also (i) receive comprehensive benefits and executive perquisites, including medical, dental, life and disability coverage; and (ii) participate in the Company’s 401(k) retirement savings plan and executive investment account plan for deferring a certain portion of his salary, to the extent such benefits and plans are offered to other executives and employees.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter for John H. Kispert dated February 12, 2009

99.1	Press Release dated February 2, 2009*

99.2	Press Release dated February 4, 2009*

*	Previously filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K, filed on February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.

By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

Date: February 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter for John H. Kispert dated February 12, 2009

99.1	Press Release dated February 2, 2009*

99.2	Press Release dated February 4, 2009*

*	Previously filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K, filed on February 5, 2009.